EXHIBIT 10.38
SIXTH MODIFICATION TO BUSINESS FINANCING AGREEMENT
This Sixth Modification to Business Financing Agreement (this “Amendment”) is entered into as of November 18, 2024, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, and CHROMADEX ANALYTICS, INC., a Nevada corporation (individually and collectively, “Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 12, 2019, by and among Borrower, HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (“Released Borrower”) and Lender, as may be amended from time to time (the “Business Financing Agreement”). Pursuant to that certain Consent Agreement dated January 14, 2021, by and among Borrower, Lender, and Released Borrower, Released Borrower was released by Lender from its Obligations under the Business Financing Agreement and the other Loan Documents. Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents”.
2.DESCRIPTION OF CHANGE IN TERMS.
(a)FX Sublimit. Section 1.1(i) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(i)    Sublimits.

(i)    Letter of Credit Line. Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”) from time to time; provided that (1) the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit, and (2) the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a “Letter of Credit Agreement”). Each draft paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding.
(ii)    Foreign Exchange Facility. Borrower may enter in foreign exchange forward contracts with Lender under which Borrower commits to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). The total FX Forward Contracts at any one time may not exceed 10 times an amount equal to the FX Sublimit. Ten percent (10%) of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances (the “FX Amount”). Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

(b)Fees. Section 2.2(c) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(c)    Letter of Credit Fees. Borrower shall pay to Lender:
(i) upon the issuance or renewal of each Letter of Credit, a fee in an amount equal to product of (y) the face amount of such Letter of Credit, multiplied by (z) two percent (2%) per annum, pro-rated for the tenor of such Letter of Credit on the basis of a year of three hundred sixty (360) days, which fee shall be due and payable upon issuance of the applicable Letter of Credit, and, if applicable, upon each renewal thereof, and
(ii) upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) such other fees as are determined in accordance with Lender’s standard fees and charges then in effect for such activity.
(c)Amended Defined Terms. The following definitions set forth in Section 13.1 of the Business Financing Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
“Overadvance” means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit) exceeds the lesser of the Credit Limit or the Borrowing Base or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit, or the Cash Management Sublimit exceeds its respective Subfacility Maximum.
“Subfacility Maximum” means and Five Hundred Thousand Dollars ($500,000) for the FX Sublimit, (b) Three Million Dollars ($3,000,000) for the Letter of Credit Sublimit, and (c) One Hundred Fifty Thousand Dollars ($150,000) for the Cash Management Sublimit.
(d)Additional Defined Terms. The following terms and their respective definitions are hereby added to Section 13.1 of the Business Financing Agreement in alphabetical order:
“FX Sublimit” means Five Hundred Thousand Dollars ($500,000).
    “Letter of Credit Sublimit” means Three Million Dollars ($3,000,000).
(e)Deleted Defined Terms. The defined term “International Sublimit” is hereby deleted from Section 13.1 of the Business Financing Agreement in its entirety.
3.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
5.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Agreement modifications.
6.CONDITIONS PRECEDENT. The effectiveness of this Amendment is conditioned upon the due execution and delivery to Lender of this Amendment by each party hereto.
7.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
8.COUNTERSIGNATURE. This Amendment shall become effective only when executed by Lender and Borrower.

[Signature Page Follows].

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:
CHROMADEX CORPORATION, A DELAWARE CORPORATION
By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

CHROMADEX, INC., A CALIFORNIA CORPORATION
By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

CHROMADEX ANALYTICS, INC., A NEVADA CORPORATION
By /s/ Ozan Pamir
Name: Ozan Pamir
Title: Chief Financial Officer

Address for Notices: c/o Chromadex Corporation 10900 Wilshire Blvd., Suite 650 Los Angeles, California 90024 Email: Ozan.Pamir@chromadex.com Attn: Ozan Pamir, Chief Financial Officer

LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION By /s/ Joe Lisack Name: Joe Lisack Title: Senior Director

Address for Notices: Western Alliance Bank One East Washington Street, Ste 1400 Phoenix, Arizona 85004 Attn: Chris Gordon Email: chris.gordon@westernalliancebank.com

[Signature Page to Sixth Modification to Business Financing Agreement]